UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2026

BUNGE GLOBAL SA

(Exact name of registrant as specified in its charter)

Switzerland	000-56607	98-1743397
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Route de Florissant 13,
1206 Geneva, Switzerland	N/A
(Address of registered office and principal executive offices)	(Zip Code)

1391 Timberlake Manor Parkway	63017
Chesterfield, MO	(Zip Code)
(Address of corporate headquarters)

(314) 292-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares, par value $0.01 per share	BG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously announced, on July 2, 2025, Bunge Global SA (the “Company”) completed the acquisition of Viterra Limited (“Viterra”) in a stock and cash transaction pursuant to the definitive business combination agreement entered into by Bunge Limited, Viterra and its shareholders, including certain affiliates of Glencore PLC, Canada Pension Plan Investment Board, and British Columbia Investment Management Corporation.

This Current Report on Form 8-K is being filed to provide the financial statements and pro forma information referred to in Item 9.01 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The unaudited condensed consolidated statements of income, comprehensive income, financial position, cash flows, and changes in equity as of and for the six months ended June 30, 2025 of Viterra Limited S.a.r.l. are filed herewith as Exhibit 99.1 and are incorporated by reference into this item 9.01(a).

(b)	Pro forma financial information.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2025 are filed herewith as Exhibit 99.2 and incorporated by reference into this item 9.01(b).

(d)	Exhibits.

Exhibit	Description

99.1	Unaudited condensed consolidated statements of income, comprehensive income, financial position, cash flows, and changes in equity as of and for the six months ended June 30, 2025 of Viterra Limited S.a.r.l.

99.2	Unaudited pro forma condensed combined financial information for the year ended December 31, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2026

BUNGE GLOBAL SA

By	/s/ Lisa Ware-Alexander
Lisa Ware-Alexander
Secretary